Exhibit 10.37

*** Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 203.406

TECHNOLOGY LICENSE AGREEMENT

This Agreement (the “Agreement”), made and effective as of the Effective Date, by and between Celexion, LLC, a Delaware limited liability company having its principal place of business at One Memorial Drive, Suite 7, Cambridge, MA 02142 (hereinafter referred to as “Celexion” or “Licensor”) and DNP Green Technology, Inc., a Delaware corporation having its principal place of business at 1250 Rene-Levesque West, Suite 4110, Montreal, QC, Canada, H3B 4W8 (hereinafter referred to as “DNP Green” or “Licensee”).

Celexion and DNP Green shall also hereinafter be referred to individually as “Party” and collectively as “Parties”.

RECITALS

WHEREAS, Celexion has filed two (2) patent applications listed in Schedule A attached hereto that describe novel metabolic pathways to producing a platform of 6-carbon chemicals (the “Celexion Patent Applications”);

WHEREAS, DNP Green desires to obtain an exclusive license to use the Celexion Patent Applications and other related rights according to the terms hereof, and Celexion is willing to grant such license and rights to DNP Green.

NOW, THEREFORE, in consideration of these premises and the rights and obligations specified herein, Celexion and DNP Green agree as follows:

ARTICLE I DEFINITIONS

1.1	“Affiliate” means any corporation, firm, limited liability company, partnership or other entity that directly or indirectly controls or is controlled by or is under common control with a Party to this Agreement. For the purpose of this definition, control means ownership, directly or through one or more Affiliates, of fifty percent (50%) (or such lesser percentage which is the maximum allowed to be owned by a foreign entity in a particular jurisdiction) or more of the shares of stock entitled to vote for the election of directors in the case of a corporation, or fifty percent (50%) (or such lesser percentage which is the maximum allowed to be owned by a foreign entity in a particular jurisdiction) or more of the equity interests in the case of any other type of legal entity, or status as a general partner in any partnership, or any other arrangement whereby a Party controls or has the right to control the board of directors or equivalent governing body of a corporation or other entity.

1.2	“Celexion Patent Rights” means (a) the Celexion Patent Applications and patent applications later filed on Work Plan Intellectual Property owned by Celexion, (b) any substitutions, divisions, continuations, continuations-in-part thereof,(c) any patents issuing therefrom, (d) any reissues, renewals, re-examinations, extensions, supplementary protection certificates and the like of any such patents or patent applications, and (e) counterparts of any of the foregoing in any other jurisdiction.

Celexion and DNP	1	Confidential

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1.3	“Confidential Information” means technical and business information owned or controlled by either Party (the “Disclosing Party”) that is designated in writing to be Confidential (or a similar legend) and disclosed to the other Party (the “Receiving Party”); or, if disclosed orally or visually, such technical and business information that (i) is identified as constituting Confidential Information at the time of disclosure, and (ii) a summary thereof is confirmed in writing by the Disclosing Party to be Confidential Information within thirty (30) days of the initial disclosure; provided that the term and obligations of this Agreement shall not apply to information that:

(a)	is or becomes known to the public through no fault of the Receiving Party; or

(b)	is already known to the Receiving Party prior to its receipt from the Disclosing Party, as shown by the prior written records of the Receiving Party; or

(c)	becomes known to the Receiving Party by disclosure from a third party who has a lawful right to disclose the information and who did not receive the information directly or indirectly from the Disclosing Party; or

(d)	is subsequently developed by or for the Receiving Party, provided that such subsequently developed information is not derived from or based on Confidential Information of the Disclosing Party and is developed by employees or contractors who did not have access to Confidential Information.

Information disclosed under this Agreement shall not be deemed to be within the foregoing exceptions merely because such information is embraced by more general knowledge in the public domain or in the Receiving Party’s possession. In addition, no combination of features shall be deemed to be within the foregoing exceptions merely because individual features are in the public domain or in the Receiving Party’s possession, but only if the combination itself and its principles of operation are in the public domain or in the Receiving Party’s possession.

1.4	“Control,” “Controlled by” and other correlatives meancontrol by Celexion in the Field of Use by ownership or license, provided that DNP Green shall be responsible for all compensation to any future licensors (for licenses entered into after the Effective Date) in consideration for sublicensing rights for Celexionto grant the licenses to DNP Green granted in this Agreementthat DNP Green has approved prior to its being agreed by Celexion and such Licensors.

1.5	“Effective Date” means September 25, 2010.

1.6	“Field of Use” means the production of the Products, either (i) as the [***] in the Licensed Intellectual Property, or (ii) through the [***] in the Licensed Intellectual Property.

1.7

“Licensed Intellectual Property” means, subject to the terms and conditions of this Agreement, (a) the Celexion Patent Applications, (b)the otherCelexion Patent Rights, (c) the Work Plan Intellectual Property owned by Celexion, and (d) all know-how, trade secrets, systems, copyrighted materials, software, database rights, technology, Confidential

Celexion and DNP	2	Confidential

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Information of Celexion not included in the foregoing and any other present or future intellectual property right, other than trademarks, wherever in the world enjoyable, in each case (a), (b), (c) and (d) Controlled by Celexion,and necessary for the development, piloting, scale-up and otherexercise of the license rights granted in Section 2.1, according to the terms hereof, but excluding any rights that have no application in the Field of Use.

1.8	“Product(s)” means all or any ofthe products listed in Schedule B, which practice, use or constitute, or which but for the license in this Agreement would infringe, Licensed Intellectual Property or DNP Green Improvements.

1.9	“Successful Completion” and its correlatives mean the criteria for successful completion of each Work Plan Phase as set forth in the Work Plan.

1.10	“Transfer Date” means the date on which each Phase of the Work Plan has been Successfully Completed.

1.11	“Work Plan Intellectual Property” means to the extent developed or invented solely by Celexion or DNP Green, or jointly by Celexion and DNP Green, in the performance of the Work Plan: (a) all inventions and discoveries whether or not patented or patentable, and any Celexion Patent Rights claiming such inventions and discoveries, and (b) all know-how, trade secrets, systems, copyrighted materials, software, database rights, technology, Confidential Information of Celexion not included in the foregoing and any other present or future intellectual property right, other than trademarks, wherever in the world enjoyable in each case (a) and (b) owned or controlled by, or licensed to Celexion, in which Celexion has sufficient rights to grant the rights and licenses granted in this Agreement to DNP Green, and necessary for the development, piloting, scale-up and commercially viable exercise of the license rights granted in Section 2.1, according to the terms hereof.

ARTICLE II LICENSE GRANT; COLLABORATION R&D

License

2.1	Subject to the terms and conditions of this Agreement, Celexion hereby grants to DNP Green an exclusive, worldwide, royalty bearing license in the Field of Use, with the right to sublicense, under and to the Licensed Intellectual Property, to develop, have developed, make, have made, use, sell or otherwise transfer, offer for sale, and/or import any Product, provided that any sublicensee has agreed in writing to be bound by terms no less strict than the terms of this Agreement and must be in compliance with Sections 2.13 and 2.14.

2.2	There are no rights or licenses implied for either Party to practice the Confidential Information or intellectual property of the other Party, except as expressly provided and granted in this Agreement.

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Experimental Work to be made by Celexion

2.3	During [***] following the Effective Date, with an option to extend such period by mutual agreement between Celexion and DNP Green, Celexion will carry out [***] work relating to enzyme activity and selectivity in connection with the Licensed Intellectual Property, as more fully described in the work plan attached hereto as Schedule C (the “Work Plan”) and in accordance with the level of FTE effort described in such Schedule C and Section 2.6.

2.4	Celexion will provide informed personnel trained in accordance with accepted industry practices, and Celexion will be solely responsible for the negligent acts, errors and omissions of its employees, subcontractors, and agents and for any other person performing services in connection with the Work Plan.

2.5	Celexion will perform the Work Plan in a workmanlike manner with reasonable skill and care ordinarily exercised by members of the profession practicing under similar conditions and in accordance with accepted industry practices and professional guidelines.

2.6	DNP Green shall pay Celexion [***] per full-time equivalent (FTE) person (calculated on a annual basis) to perform the Work Plan, and Celexion will make available up to [***] FTE persons to perform the work as outlined in the Work Plan.

2.7	Celexion shall cover ordinary and customary lab supplies out of the FTE rate. Any lab expenses that are not ordinary and/or customary but are incurred as part of the Work Plan will be paid by DNP Green.

2.8	Celexion shall submit to DNP Green a monthly invoice for costs owed by DNP Green, accompanied by a report summarizing Celexion’s activities in relation to actual hours worked and expenses incurred.

2.9	DNP Green will pay Celexion’s costs within thirty (30) days of receipt of invoice and supporting documentation.

2.10	DNP Green shall have the right to audit Celexion time sheets from time to time upon fifteen (15) days notice. Such audit shall occur during reasonable business hours by an independent third party agreed to by both parties, who shall be under written obligations of confidentiality to Celexion at least as stringent as those herein.

Sublicensing

2.11	DNP Green shall promptly notify Celexion of the identity of any entity to which it has sublicensed the Licensed Intellectual Property under the rights granted in Section 2.1 and subject to this Article II and provide a copy of the sublicense to Celexion, with financial and confidential information redacted that does not relate to this Agreement. DNP Green shall incorporate terms and conditions into its sublicense agreements sufficient to enable DNP Green to comply with this Agreement, including without limitation Article VI and Section 8.6. Celexion shall be a third party beneficiary of each sublicense, with the right to enforce the terms thereof in the event DNP Green does not enforce its rights.

Celexion and DNP	4	Confidential

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2.12	Effective on the date this Agreement is terminated for any reason prior to the end of its term (the “Termination Date”), and provided that any DNP Green sublicensee is not then in default under the terms of the sublicense to which it is a party, then DNP Green hereby assigns and agrees to assign to Celexion those of its rights, title and interest under any such sublicense that are in effect on the Termination Date that relate to the license granted herein, including the right for Celexion to receive the portion of the income from the sublicense that relates to the license provided herein that would have been due DNP Green had this Agreement not been terminated, and Celexion undertakes to respect the terms of any such sublicense as though Celexion itself had contracted directly with such sublicensee solely with respect to the Licensed Intellectual Property, in accordance with the terms of any such sublicense so long as any such sublicensee is in full compliance with the terms of its sublicense; provided further that:

(i) such sublicensee must agree in a writing delivered to Celexion within thirty (30) days after the Termination Date to be bound to Celexion (a) for all obligations which relate to the Licensed Intellectual Property, including the payment of royalties, specified in the sublicense agreement, and (b) IV, VI and X, and Sections 2.14 (pro rata with other sublicensees), 3.6, 8.1, 8.4, 8.5, 8.6, 8.8, 8.9, and 9.4 of this Agreement; and

(ii) Celexion shall not assume any obligation of DNP Green to such sublicensee different from or beyond its obligations to DNP Green sublicensees in this Agreement.

Prosecution and maintenance of patent rights

2.13	Celexion shall use reasonable efforts to prosecute any and all patent application(s) included in the Celexion Patent Applications, for so long as DNP Green is in compliance with Section 2.14, and thereafter in its sole discretion.

2.14	DNP Green will reimburse Celexion for reasonable patent costs (including without limitation attorneys’ fees and filing and maintenance costs) associated with the preparation, filing, prosecution, translation and maintenance of the Celexion Patent Rights in the United States and in other designated jurisdictions as mutually agreed per Section 2.15. Celexion will provide an invoice in reasonable detail, and DNP Green shall reimburse such costs within thirty (30) days thereafter. Notwithstanding the preceding, the Parties agree that significant expenses related to the prosecution of claims outside of the Field of Use shall be borne by Celexion.

2.15	Celexion shall use reasonable efforts to obtain patents for all patent applications incorporated in the Celexion Patent Applications and to maintain said Celexion Patent Applications, for so long as DNP Green is in compliance with Section 2.14, and thereafter in its sole discretion. The Parties agree to mutually establish a list of countries in which to file national entries for the Celexion Patent Applications.

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ARTICLE III PAYMENTS AND DILIGENCE

Up-Front and Annual Payments

3.1	DNP Green shall make the following nonrefundable payments to Celexion:

3.1.1	a payment of [***], at the Effective Date;

3.1.2	a payment of [***], on the [***] of the Effective Date;

3.1.3	prior to the earlier of the date of [***], an annual payment of [***], the first of such payment being due on the [***] of the Effective Date, and annually thereafter;

3.1.4	a payment of [***], on [***]; and

3.1.5	an annual payment of [***] on each anniversary of the Effective Date following [***].

Milestone Payments

3.2	DNP Green shall make the following milestone payments to Celexion within thirty (30) days of achieving each of the milestones summarized below, which payments shall not be refundable in any event:

3.2.1	a payment of [***], when Phase I and Phase II of the Work Plan have been Successfully Completed; and a payment of [***] when Phase III of the Work Plan has been Successfully Completed.

3.2.2	a payment of [***], when a Product developed under this Agreement achieves [***];

3.2.3	a payment of [***], when [***].

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3.2.4	a payment of [***], on the date when the [***];

3.2.5	a payment of [***], at the [***].

Royalty Payments

3.3	In further consideration of the license granted in Article II, DNP Green shall pay Celexion the following amounts:

3.3.1	[***], a royalty rate of [***] on the portion of all royalty and other payments and on the cash equivalent ofthe fair market value of non-cash compensation received by DNP Green from any sublicensee that relate to the Products, Licensed Intellectual Property and/or the DNP Green Improvements; and

3.3.2	[***], DNP Green will pay Celexion a royalty rate of [***] of net sales of such Products produced and sold (being the gross sales of such Products less allowed product returns and reasonable product allowances consistent with usual industry practices, all as determined according to standard accounting practices) and on the cash equivalent of the fair market value of non-cash compensation. If a Product shall otherwise be distributed or invoiced for a discounted price substantially lower than customary in the trade or distributed at no cost, to Affiliates of Licensee or otherwise, net sales shall be based on the average amount billed for such Products during the applicable reporting period.

Third Party Claims and Reduction of Payments

3.4	If the practice of the Celexion Patent Rightsgranted pursuant to this Agreement in the Field of Use results in a third party bringing a claim, suit or proceeding alleging patent infringement against DNP Green, DNP Green shall promptly notify Celexion in writing setting forth the facts of such claim in reasonable detail.

3.5	If it is impossible for DNP Green to practice the Celexion Patent Rightsgranted pursuant to this Agreement in the Field of Use without obtaining a license from a third party asserting an infringement claim pursuant to Section 3.4, and DNP Green takes a license directly from the third party alleging infringement, Celexion shall reduce the payment obligations set forth in Section 3.3 by an amount equal to [***] of the amounts payable to such third party in exchange for a license to the asserted patent that allows DNP Green to practice the Celexion Patent Rights granted pursuant to this Agreement, provided that in no event shall the payment reductions set forth immediately above be greater than [***] of the payments otherwise due to Celexion in any calendar quarter.

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3.6	All payments due hereunder shall be paid in full, without deduction of withholding taxes or other fees that may be imposed by any government, except as otherwise provided in the definition of net sales in Section 3.3.2.

Diligence

3.7	(a) DNP Greenshall use commercially reasonable efforts to develop Products and shall continue commercially reasonable development and marketing efforts of Products in the Field of Use throughout the term of this Agreement.

(b) In addition:

(i) DNP Green shall provide a [***] to Celexion upon the [***] anniversary of the Transfer Date, and provide an updated [***] annually thereafter on each anniversary of the Transfer Date.

(ii) DNP Green shall [***] anniversary of the Transfer Date; and

(iii) The [***] for a Product shall begin on or before the [***] anniversary of the Transfer Date; and

(iv) DNP Green shall [***] developed under this Agreement by the [***] anniversary of the Transfer Date.

(v) The [***] shall occur by the [***] anniversary of the Transfer Date; and

(vi) The first [***] anniversary of the Transfer Date.

provided, however, Licensee will not be in breach of Section 3.7(b) for failure to meet any milestone as a result of technical or manufacturing difficulties beyond Licensee’s reasonable control. In the event of technical or manufacturing difficulties beyond Licensee’s reasonable control, Licensee will notify Celexion if it anticipates missing a milestone date(s), and the parties will negotiate a milestone(s) extension in good faith. If the parties are unable to agree on a milestone extension or other settlement within ninety (90) days, either party may send notice of a dispute pursuant to Section 10.2. If neither party sends such a notice within the allotted time period in Section 10.2, either party may elect to terminate this Agreement effective on notice.

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ARTICLE IV PAYMENT REPORTS

4.1	Subsequent to the initial payment of Section 3.1.1, DNP Green shall report in writing to Celexion, within thirty (30) days after the end of each calendar quarterafter the Effective Date, the royalty payments and net sales of Products subject to royalty payments pursuant to Article III during that calendar quarter. If there were no such royalties or sales, a report nevertheless shall be submitted so stating. Payment shall be submitted to Celexion concurrent with submission of the report. Unless Celexion notifies DNP Green otherwise, the report shall be submitted to:

Celexion, LLC

One Memorial Drive, Suite 7

Cambridge, MA, 02142

Attention: Brian M. Baynes, CEO

A copy of the report shall be submitted concurrently to the office receiving notices for Celexion in accordance with Article V.

4.2	Unless Celexion notifies DNP Green otherwise, all payments due to Celexion hereunder shall be in U.S. Dollars and shall be submitted by wire transfer to:

[***]

In the event that royalties accrue in a currency other than U.S. Dollars, the royalties shall be converted into U.S. Dollars at the closing buying rate of the bank abovementioned in effect on the last business day of the accounting period for which payment is due; provided, however, Celexion may notify Licensee, for future payments, of (i) another published currency conversion standard that shall apply, or (ii) wire transfer instructions for payment of royalties in the currency in which the royalties accrued.

4.3	If any payment due hereunder is not paid when due, the unpaid amount shall bear interest at an annual rate of the greater of two points above the prime rate then in effect at the above bank or five per cent (5%), until paid. The payment of such interest shall not foreclose Celexion from exercising any other rights it may have under this Agreement or in law or equity as a consequence of the lateness of any payment.

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4.4	DNP Green, its Affiliates and the sublicensees shall keep adequate records in sufficient detail to enable the royalties payable to Celexion hereunder, and other compliance with this Agreement, to be determined for at least five (5) years following the date on which a royalty report is due. Upon fifteen (15) days notice, the records may be inspected, and employees involved in the sale of Products developed under this Agreement may be interviewed during normal business hours by an independent auditor appointed by Celexion for that purpose. The independent auditor shall be bound by terms of confidentiality and non-use at least as stringent as those contained herein. The independent auditor shall report to Celexion only the amount of royalties payable hereunder except in the event that the auditor deems there has been underpayment or other noncompliance, in which event the auditor may report to Celexion and DNP Green details concerning such underpayment or other noncompliance. DNP Green shall immediately pay the underpayment and reimburse Celexion for the audit expense if the audit reports a discrepancy of five percent (5%) or more in underreported royalties.

ARTICLE V NOTICES

5.1	All notices pursuant to the Agreement shall be in writing and sent by facsimile or overnight or two-day courier, and deemed received on the date of confirmation of transmission of facsimile or courier receipt, directed as follows, unless the Party receiving notice notifies the other Party of a different recipient for the notice:

If to Celexion:

Celexion, LLC

One Memorial Drive, Suite 7

Cambridge, MA, 02142

Attn: Brian M. Baynes, CEO

E-Mail : [***]

Facsimile : (617) 868-1115

If to DNP Green:

DNP Green Technology, Inc.

1250 Rene-Levesque West, Suite 4110

Montreal, Quebec, Canada

H3B 4W8

Attn: Mr. Jean-François Huc, President

E-Mail : [***]

Facsimile : (514) 844-5836

With a copy to :

Boivin Desbiens Senecal, g.p.

2000 McGill College, Suite 2000

Montreal, Quebec, Canada

H3A 3H3

Attn: Mr. Thomas Desbiens, Esq.

E-Mail : [***]

Facsimile : (514) 844-5836

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ARTICLE VI CONFIDENTIAL INFORMATION

6.1	Confidential Information disclosed by a Disclosing Party to a Receiving Party shall be maintained in strict confidence by the Receiving Party, and not used for any purpose other than those authorized by this Agreementfor the term of this Agreement and for [***] after termination, if terminated early, or the term of this Agreement and for [***] after expiration; provided that a Receiving Party may, in connection with the exercise of its rights hereunder, disclose the Confidential Information to third parties who have need to know in connection with the purpose pertained hereto and that agree in writing to be bound by terms of confidentiality and non-use at least as stringent as those contained herein. Each Receiving Party shall take precautions as it normally takes with its own confidential and proprietary information of similar nature to prevent disclosure to third parties, but no less than reasonable precautions. Each Receiving Party shall be responsible for the breach of this Article VI by the Receiving Party, its Affiliates, subcontractors and agents.

6.2	A Receiving Party agrees not to disclose Confidential Information received from a Disclosing Party to any of its employees other than those who have need to know in connection with the purpose pertained hereto, and any employee to whom disclosure is made shall be made aware of the restrictions herein provided.

6.3	All Confidential Information disclosed by either Party to the other hereunder shall be maintained in strict confidence, and not used or disclosed to any third party by the Receiving Party except as expressly authorized by provisions of this Agreement, for a period corresponding to the term of this Agreement and for [***] after termination, if terminated early, or the term of this Agreement and for [***] after expiration.

6.4	A Receiving Party may disclose Confidential Information to the extent required to be disclosed pursuant to law or regulation, judicial or administrative process; provided that prior to any disclosure, the Receiving Party shall (a) assert the confidential nature of the Confidential Information to the authority; (b) immediately notify the Disclosing Party in writing; and (c) cooperate fully with the Disclosing Party in protecting against disclosure or obtaining a protective order narrowing the scope of the compelled disclosure and protecting its confidentiality.

6.5	The Parties acknowledge and agree that because the breach or threatened breach of this Article VI would result in immediate and irreparable injury, each Disclosing Party shall be entitled, without posting of bond or other security, to temporary and permanent injunctive and other equitable relief restraining the Receiving Party from activities constituting a breach or threatened breach of this Article VI to the fullest extent allowed by law. Such relief shall not limit a Disclosing Party’s right to seek all other remedies available at law or in equity, including without limitation, the recovery of damages.

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6.6	As of the Effective Date, the Confidential Disclosure and Non-Use Agreement between the Parties dated November 6, 2009 (the “Confidentiality Agreement”) is hereby superseded by this Agreement, except as to confidential information and materials provided thereunder prior to the Effective Date of this Agreement or otherwise not subject to this Agreement.

ARTICLE VII IMPROVEMENTS

7.1	During the term of this Agreement, DNP Green shall have [***], at its cost, to create “[***].” “[***]” mean [***].

7.2	The Parties acknowledge and agree that DNP Green shall own all rights, title, and interest in and to [***].

7.3	The Parties also acknowledge and agree that Celexion shall own all rights, title, and interest in and to [***].

7.4	DNP Green shall have the right at its own discretion to secure intellectual property protection in any of the [***].

7.5	Licensee shall promptly disclose to Celexion any DNP Green Improvements. Subject to the terms and conditions of this Agreement, Licensee hereby grants to Celexion and its Affiliates [***] license [***], with the right to grant and authorize the grant of sublicenses at any tier, under Licensee’s intellectual propertyrights to make, have made, use, offer for sale, sell, import and otherwise dispose of products and practice processes, and to practice processes and use, copy, modify and, if permitted under Article VI (Confidential Information), distribute information [***].

7.6	Each Party shall promptly disclose to the other Party any Work Plan Intellectual Property. The Parties shall evaluate jointly whether trade secret or patent protection is appropriate to protect any Work Plan Intellectual Property jointly invented by one or more employees of Celexion and by one or more employees of DNP Green. DNP Green agrees that [***], without Celexion’s express prior written consent and subject to the terms of this Agreement. In the event that one or both of the Parties believe that patent protection is appropriate, the Parties shall cooperate in the preparation, filing and prosecution of any such patent application claiming [***].

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ARTICLE VIII REPRESENTATIONS AND LIMITATIONS

8.1	WHILE IT IS EXPECTED THAT THE RIGHTS PROVIDED BY CELEXION UNDER THIS AGREEMENT WILL BE USEFUL TO DNP GREEN TO MAKE PRODUCTS ON A COMMERCIAL SCALE, CELEXION DOES NOT WARRANT OR GUARANTEE THAT SUCH RESULTS WILL BE OBTAINED. CELEXION SHALL NOT BE LIABLE TO DNP GREEN, ITS AFFILIATES OR ANY SUBLICENSEES BECAUSE OF ANY FAILURE IN ITS OPERATIONS OR OF THE LICENSED INTELLECTUAL PROPERTY TO ACHIEVE THE DESIRED RESULTS. THERE ARE NO OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, NONINFRINGEMENT OR FITNESS FOR A PARTICULAR PURPOSE, OTHER THAN THOSE EXPRESSLY EXTENDED IN THIS ARTICLE VIII.

8.2	To Celexion’s knowledge and belief, but without obligation of inquiry, DNP Green may exercise its rights to practice the Celexion Patent Rights in the Field of Use under the license granted in Section 2.1 of this Agreement without infringing patent(s) owned by any third partybecauseCelexion has received no third party notice of infringement. In the event that any claims or legal proceedings are brought by any third party alleging that the use of the Licensed Intellectual Property by DNP Green, any of its Affiliates or any of its sublicensees would infringe patent rights or other third party intellectual property rights, Celexion shall provide technical advice and assistance (as requested) to effectively aid DNP Green in defending such allegation of infringement.

8.3	In the event that either Party becomes aware that a third party is infringing any Licensed Intellectual Property in the Field of Use, it shall immediately inform the other Party and provide such information in its possession concerning the alleged infringement. Celexion may, but shall not be obligated to, take steps to abate the infringement at its own expense. If Celexion does not elect to so proceed, DNP Green may elect to bring suit, in its own name and at its own expense, against the alleged infringer solely in the Field of Use. The Party bringing suit shall receive any recoveriesafter reimbursement of the legal fees and expenses of each Party. Any recoveries by DNP Green shall be deemed to be subject to royalty payments under Section 3.3.1 as if received by a sublicensee.

8.4	TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW AND EXCEPT FOR BREACH BY EITHER PARTY, ITS AFFILIATES OR SUBLICENSEES OF ANY LICENSE GRANTED TO SUCH PARTY IN THIS AGREEMENT, BREACH BY EITHER PARTY, ITS AFFILIATES OR SUBLICENSEES OF ARTICLE VI (CONFIDENTIAL INFORMATION), OR DAMAGES SUBJECT TO INDEMNIFICATION UNDER THIS ARTICLE 8, NEITHER PARTY SHALL BE RESPONSIBLE TO THE OTHER FOR SPECIAL, INCIDENTAL, EXEMPLARY, OR CONSEQUENTIAL DAMAGES THAT MAY BE INCURRED PURSUANT TO THIS AGREEMENT OR PERFORMANCE HEREUNDER.

8.5	WHILE IT IS BELIEVED THAT THE ORDINARY AND ANTICIPATED USE OF THE LICENSED INTELLECTUAL PROPERTY, AND PRODUCTS MADE THEREBY, WILL NOT RESULT IN SAFETY OR HEALTH HAZARDS TO WORKERS OR TO PURCHASERS OF SUCH PRODUCTS, CELEXION DOES NOT WARRANT OR GUARANTEE AGAINST SUCH HEALTH OR SAFETY HAZARDS.

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8.6	DNP GREEN HAS SOLE DISCRETION AND RESPONSIBILITY FOR ITS DESIGN, MANUFACTURE, AND SALE OF PRODUCTS PURSUANT TO THIS AGREEMENT. ACCORDINGLY, DNP GREEN SHALL INDEMNIFY, DEFEND, AND HOLD CELEXION AND ITS AFFILIATES, AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS AND CONSULTANTS, (COLLECTIVELY, “INDEMNITIES”) HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, SUITS, OBLIGATIONS, CAUSES OF ACTION, LIABILITY, COSTS AND DAMAGES (INCLUDING, WITHOUT LIMITATION, ATTORNEY FEES AND COURT COSTS), BASED UPON, ARISING OUT OF, OR RELATED TO: INJURIES TO PERSONS (INCLUDING DEATH) OR PROPERTY (INCLUDING, WITHOUT LIMITATION, LOSS OF USE), PRODUCT LIABILITY CLAIMS, CLAIMS FOR DAMAGE TO THE ENVIRONMENT, AND THIRD PARTY CLAIMS DUE TO THE BREACH OF ANY OF ITS REPRESENTATIONS, COVENANTS AND AGREEMENTS CONTAINED IN THIS AGREEMENT (COLLECTIVELY, “LIABILITIES”), WHATEVER THE CAUSE MAY BE, BASED UPON, ARISING OUT OF, OR RELATED TO THE ACTS OR OMISSIONS OF DNP GREEN AND ITS AFFILIATES AND/OR ANY OF THEIR EMPLOYEES, OFFICERS, EMPLOYEES, SUBCONTRACTORS AND CONSULTANTS OR OTHER PERSONS ACTING ON THEIR BEHALF OR UNDER THEIR CONTROL, IN CONNECTION WITH DNP GREEN’S EXECUTION, DELIVERY AND PERFORMANCE OF, OR BREACH OR FAILURE TO PERFORM, THIS AGREEMENT, EXCEPT TO THE EXTENT THAT SUCH LIABILITIES ARE ESTABLISHED IN A COURT OF LAW TO HAVE BEEN CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT ON THE PART OF ANY OF THE INDEMNITIES.

8.7	CELEXION AGREES TO DEFEND, INDEMNIFY, AND HOLD DNP GREEN, ITS AFFILIATES AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS, HARMLESS FROM AND AGAINST ANY AND ALL OUT-OF-POCKET COSTS, DAMAGES AND LOSSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS’ FEES AND COSTS) ARISING OUT OF OR RESULTING FROM THIRD PARTY CLAIMS DUE TO THE BREACH BY CELEXION OF ANY OF ITS REPRESENTATIONS, COVENANTS AND AGREEMENTS CONTAINED IN THIS AGREEMENT, EXCEPT TO THE EXTENT THAT SUCH LIABILITIES ARE ESTABLISHED IN A COURT OF LAW TO HAVE BEEN CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT ON THE PART OF ANY OF SUCH INDEMNITIES.

8.8	The respective indemnitee shall notify the indemnifying Party within a reasonable period of time in writing of any claim, cooperate in the defense or settlement of such claim as reasonably requested by the indemnifying Party, at the indemnifying Party’s expense, and tender the indemnifying Party with the sole control of the defense and all related settlement negotiations, although the indemnitee may be represented by separate counsel at its expense.

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8.9	Nothing in this Agreement will be construed to limit either Party’s remedies for use of intellectual property rights outside the uses expressly permitted in this Agreement.

ARTICLE IX TERM

9.1	The term of this Agreement shall commence on the Effective Date and continue in effect until expiry of the last to expire of the patents resulting from the Celexion Patent Applications, or until the fifteenth (15th) anniversary of the Effective Date, whichever shall later occur, unless earlier terminated in accordance with this Article.

9.2	DNP Green may terminate this Agreement at any time, and for any reason whatsoever, by providing Celexion with ninety (90) days advance written notice of termination, along with payment of any amounts then outstanding.

9.3	Celexion may elect to provide DNP Green with thirty (30) days advance written notice of termination in the event that DNP Green material breaches this Agreement. If DNP Green shall not have cured any such material breach within such thirty-day notice period, this Agreement shall terminate on the last day of such notice period.

9.4	Termination shall not affect the rights and obligations of either Party incurred prior to termination. The following Articles and Sections shall survive termination: I, 2.12, 4.3, 4.4, 5.1, VI, 7.2, 7.3, 7.4, 7.5, 7.6, 8.1, 8.4, 8.5, 8.6, 8.7, 8.8, 8.9, 9.4, 9.5, and X. Upon termination, each Party shall return Confidential Information of the other Party, or destroy it, as the Disclosing Party shall instruct, and cease any use of Confidential Information of the other Party, except as otherwise provided in Section 9.5.

9.5	In the event this Agreement is terminated before its expiry for any reason except in the event of a breach by Celexion or a breach by DNP Green of any of its obligations listed at subsection 3.7 (b), DNP Green shall grant and hereby grants Celexion a royalty-free non-exclusive license to all DNP Green Improvements in the Field of Use, with the right to sub-license the DNP Green Improvements to third parties. In the event that this Agreement is terminated due to a breach by DNP Green of any of its obligations listed at subsection 3.7 (b), within thirty (30) days after the effective date of termination, Celexion and DNP Green shall convene to negotiate in good faith the commercially reasonable terms for a license to the DNP Green Improvements, solely to the extent it is required for Celexion, its Affiliates and sublicensees and their respective customers to practice the Licensed Intellectual Property without infringing on patents or patent applications that result from the DNP Green Improvements.

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ARTICLE X MISCELLANEOUS

10.1	The validity, interpretation and performance of this Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to the conflict of law principles thereof.

10.2	Any dispute hereunder shall be referred to senior management of the Parties for amicable settlement. If the Parties still are unable to agree within thirty (30) days after referral of the dispute to senior management, they shall either: if mutually agreed, endeavor to resolve the dispute through a dispute resolution process reasonably selected for the dispute in question,or either Party may seek remedy of a dispute in a court of law.

10.3	This Agreement may be assigned or transferred by a Party to such entity that is the successor to substantially all of its equity or those business assets of the Party to which this Agreement applies (“Successor”), provided that the Party gives written notice thereof to the other Party within a reasonable time and such successor agrees in writing to abide by the terms and conditions hereof within ten (10) days after such assignment or transfer. Either Party may delegate performance hereunder, in whole or in part, to an Affiliate(s), but shall remain responsible for performance of its obligations hereunder and for the performance, nonperformance, negligence, omission and acts of its Affiliates. Neither Party may otherwise assign, transfer or delegate this Agreement in whole or in part, without the prior written consent of the other Party. Notwithstanding anything to the contrary in this Agreement, neither Party shall have any right or license whatsoever to any intellectual property rights, information or technology owned or controlled by an entity which becomes a Successor of the other Party hereunder (or any subsequent Successor) and which was owned or controlled by such Successor prior to its becoming a Successor. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the Parties and their Successors.

10.4	The Parties shall abide by the laws and regulations of the United States, including, without limitation, Export Control and related regulations that pertain to the export of technology.

10.5	Each Party shall remain an independent contractor. Nothing herein shall be construed as creating an agency or joint venture relationship between the Parties.

10.6	This Agreement constitutes the entire agreement between the Parties concerning the subject matter contained herein. No representation or other affirmation of fact, whether made by a Party’s employees, consultants, subcontractors or agents or otherwise, which is not contained in this Agreement will be deemed to be a warranty by such Party for any purposeor give rise to any liability of such Party whatsoever. Any modifications or waivers shall be in writing, duly signed by both Parties.

10.7	Neither party shall be responsible to the other for delay or failure in performance of any of the obligations imposed by this Agreement, provided such delay or failure shall be occasioned by a cause beyond the control of and without the fault or negligence of such party, including fire, flood, explosion, lightning, windstorm, earthquake, subsidence of soil, discontinuity in the supply of power, court order or governmental interference, civil commotion, riot, war, strikes, labor disturbances, transportation difficulties or labor shortage. Notwithstanding the aforesaid, if as a result either party fails to a substantial extent for at least three (3) months to fulfill any of its obligations under this Agreement, the other party may terminate the Agreement upon thirty (30) days advance written notice of termination.

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10.7	The waiver of performance of any of the provisions of this Agreement shall not be construed as a waiver of subsequent obligations to perform the same or different provisions. Should any provision of this Agreement be held invalid, unenforceable or void for any reason, the remaining provisions shall remain in full force and effect. The headings are for convenience only and shall not be used in construing this Agreement.

10.8	Each Party shall execute and deliver such further assignments and other instruments and do such further reasonable acts and things as reasonably may be required to carry out the intent and purpose of this Agreement.

10.9	Licensee agrees to mark the Products sold in the United States with all applicable United States patent numbers in accordance with applicable United States patent Law. All Products shipped to or sold in other countries shall be marked in such a manner as to conform with the patent laws and practice of the country of manufacture or sale.

10.10	During the term of this Agreement and for a period of twelve (12) months thereafter, each Party agrees that neither it nor any of its Affiliates shall recruit, solicit or induce any employee of the other Party to terminate his or her employment with the other party. In the event that either Party violates the above restriction and thereafter hires or engages the employee, such Party shall be liable for the greater of (i) actual damages incurred as a result of the violation or (ii) liquidated damages in the amount of three months base salary of the employee as of the date of separation of employment. Such damages shall be in addition to and not in lieu of any and all other equitable or legal remedies available including injunctive relief.

10.11	If either Party would like to issue a press release at any time, it shall contact the other Party, and the Parties shall mutually agree on the content of the press release.

10.12	This Agreement may be executed in counterparts, each of which shall be deemed an original with all such counterparts together constituting one document. A signature transmitted via facsimile or electronic pdf shall be deemed to be and shall be as effective as an original signature upon confirmation of transmission.

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IN WITNESS WHEREOF, the Parties have executed this Agreement.

CELEXION, LLC		DNP GREEN TECHNOLOGY, INC.

Name:	/s/ [illegible]	Name:	/s/ Jim Millis
Title:	CEO	Title:	CTO

Date:	11/10/2010	Date:	7 November 2010

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SCHEDULE A

List of the Celexion Patent Applications:

[***]

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SCHEDULE B

List of Products included in the Field of Use:

1.	Adipic acid or equivalent – includes the free acid, salts, esters or other derivatives;

2.	6-hydroxycaproic acid or equivalent;

3.	6-aminocaproic acid or equivalent;

4.	Hexamethylene diamine;

5.	Hexane-1,6-diol; and

6.	6-Aminohexanol.

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SCHEDULE C

Work Plan

1. Introduction

1.1 Problem Summary

DNP would like to demonstrate the use of [***]

To achieve this goal, Celexion will demonstrate the [***]

1.2 Project Summary

Celexion will undertake the characterization project in three phases. The first phase will consist of [***]

The second phase will consist of [***]. In particular, Celexion will evaluate the performance characteristics of the [***]

The third phase will consist of [***] Celexion will provide to DNP an assessment of the experimental data and recommendations for further development. Separately, an assessment of the effect of [***] will be analyzed.

The experimental work for the entire project (Phase I through Phase III) is expected to take between [***].

2. Research Project

2.1 Phase I Project Description

Celexion will initiate the project by determining [***]

In tandem, methods will be developed for [***]. The two tracks of development are the following:

[***]

Upon Successful Completion of this phase, Celexion will have the [***] necessary to carry out an evaluation of [***].

2.2 Phase II Project Description

In the second phase, Celexion will evaluate the ability of the enzymes to [***] Performance of the following reactions will be validated:

(1)	[***]

(2)	[***]

In addition, the following reactions which have previously been observed will be analyzed since they will be used for comparison in Phase III.

(1)	[***]

(2)	[***]

Celexion proposes two paths to these endpoints: [***]

The above criteria will establish that the [***]. The project will then move to Phase III to [***].

2.3 Phase III Project Description

In Phase III, Celexion will [***].

[***]

Upon Successful Completion of this phase, the [***] For example, if the desired reaction is slower than the undesired reaction, [***] may be used to improve selectivity. Alternatively, different relative levels of expression of [***].

An additional task to undertake via this phase is determination of [***]

2.4 Project Timelines

The proposed Phase I timeline encompasses [***].

Table I: Targeted schedule and timeline for Phase I

* - indicates steps that can be performed in parallel

Step	Estimated Duration, cost	From start of phase	Milestones
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

The proposed Phase II timeline encompasses use of the [***].

Table II: Targeted schedule and timeline for Phase II

Step	Estimated Duration, cost	From start of phase	From start of project	Milestones
[***]	[***]	[***]	[***]	[***]

The proposed Phase III timeline encompasses measuring the [***].

Table III: Targeted schedule and timeline for Phase III

* - indicates steps that can be performed in parallel

Step	Estimated Duration, cost	From start of phase	From start of project	Milestones
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]

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